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                                                                    Exhibit 99.1


                  COVER-ALL TECHNOLOGIES INC. SENIOR MANAGEMENT
                         ADOPTS RULE 10B5-1 SALES PLANS


FAIRFIELD, NEW JERSEY (November 19, 2007) - Cover-All Technologies Inc. (OTC Bulletin Board: COVR.OB), a Delaware corporation ("Cover-All" or the "Company"), announced today that John Roblin, Chief Executive Officer, President and Chairman of the Board of the Company, has adopted a pre-arranged "sales trading plan" in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.

The 10b5-1 trading plan adopted by Mr. Roblin allows for the exercise of currently outstanding stock options that are expiring on December 20, 2007 and February 16, 2008, respectively, through the exchange of shares of common stock of the Company owned by Mr. Roblin. The plan was adopted on November 19, 2007, and no transactions will take place pursuant to this plan prior to December 19, 2007 (i.e., 30 days after the announcement of the adoption of the plan).

Mr. Roblin has informed the Company that he has adopted the 10b5-1 trading plan in order to exercise outstanding options that expire in the near future. In addition, Mr. Roblin has informed the Company that he intends that all exercises of stock options and other transactions under the plan shall be made pursuant to, and in compliance with the various provisions of, Rule 144 of the Securities Act of 1933, as amended, and that any transactions under these plans will be disclosed publicly through appropriate filings with the Securities and Exchange Commission.

Rule 10b5-1 allows officers and directors to establish written, pre-arranged stock trading plans when they are not in possession of material, non-public information. Once a plan is established, the stockholder does not retain or exercise any discretion over securities transactions under the plan and the pre-planned trades can be executed at later dates as set forth in the plan, without regard to any subsequent material, non-public information that the stockholder might receive.


ABOUT COVER-ALL TECHNOLOGIES INC.

Cover-All Technologies Inc., since 1981, has been a leader in developing sophisticated software solutions for the property and casualty insurance industry - first to deliver PC-based commercial insurance rating and policy issuance software. Currently, Cover-All is building on its reputation for quality insurance solutions, knowledgeable people and outstanding customer service by creating new and innovative insurance solutions that leverage the latest technologies and bring our customers outstanding capabilities and value.

With our extensive insurance knowledge, our experience and our commitment to quality, Cover-All continues its tradition of developing technology solutions designed to revolutionize the way the property and casualty insurance business is conducted.

Additional information is available online at WWW.COVER-ALL.COM.


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Cover-All, My Insurance Center (MIC) and Insurance Policy Database (IPD) are
trademarks of Cover-All Technologies Inc. All other company and product names mentioned are trademarks or registered trademarks of their respective holders.

Statements in this press release, other than statements of historical information, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks which may cause the Company's actual results in future periods to differ materially from expected results. Those risks include, among others, risks associated with increased competition, customer decisions, the successful completion of continuing development of new products, the successful negotiations, execution and implementation of anticipated new software contracts, the successful addition of personnel in the marketing and technical areas, our ability to complete development and sell and license our products at prices which result in sufficient revenues to realize profits and other business factors beyond the Company's control. Those and other risks are described in the Company's filings with the Securities and Exchange Commission ("SEC") over the last 12 months, including the Company's Form 10-K for the year ended December 31, 2006, filed with the SEC on April 2, 2007, copies of which are available from the SEC or may be obtained upon request from the Company.

FOR INFORMATION ON COVER-ALL, CONTACT:
Ann Massey
Chief Financial Officer
973/461-5190
AMASSEY@COVER-ALL.COM